Exhibit 4.2

BANCO SANTANDER, S.A.

as Issuer,

THE BANK OF NEW YORK MELLON,

London Branch

as Trustee, Paying and Conversion Agent, Calculation Agent and Principal Paying Agent

and

THE BANK OF NEW YORK MELLON SA/NV,

Luxembourg Branch

as Contingent Convertible Capital Securities Registrar

FIRST SUPPLEMENTAL INDENTURE

dated as of November 21, 2023

to

CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE

dated as of November 21, 2023

FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of November 21, 2023, among BANCO SANTANDER, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Company”), having its principal executive office located at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, as issuer, THE BANK OF NEW YORK MELLON, London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee,” which term includes any successor Trustee), paying and conversion agent (the “Paying and Conversion Agent,” which term includes any successor Paying and Conversion Agent), calculation agent (the “Calculation Agent,” which term includes any successor Calculation Agent) and principal paying agent (the “Principal Paying Agent,” which term includes any successor Principal Paying Agent), having its Corporate Trust Office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, and THE BANK OF NEW YORK MELLON SA/NV, Luxembourg Branch, a société anonyme/naamloze vennootschap, incorporated under the laws of Belgium, as Contingent Convertible Capital Securities Registrar (the “Contingent Convertible Capital Securities Registrar”), having its principal office at 2-4 Rue Eugène Ruppert, L-2453 Luxembourg, Luxembourg.

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered a Contingent Convertible Capital Securities Indenture dated as of November 21, 2023 (the “Base Indenture” and, as amended and supplemented by this First Supplemental Indenture, the “Contingent Convertible Capital Securities Indenture”) to provide for the issuance of the Company’s contingent convertible capital securities (the “Contingent Convertible Capital Securities”), including the Tier 1 Notes (as defined below).

WHEREAS, Section 10.01(e) of the Base Indenture permits the Company and the Trustee to change or eliminate any provisions of the Base Indenture without the consent of Holders of the Tier 1 Notes, subject to certain conditions;

WHEREAS, Section 10.01(g) of the Base Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of Contingent Convertible Capital Securities of any series as permitted under Sections 2.01 and 3.01 of the Base Indenture without the consent of Holders of the Tier 1 Notes;

WHEREAS, there are no Outstanding Contingent Convertible Capital Securities of any series created prior to the execution of this First Supplemental Indenture that are entitled to the benefit of the provisions set forth herein or that would be adversely affected by such provisions;

WHEREAS, the Executive Committee of the Company has authorized the entry into this First Supplemental Indenture and the establishment of the Tier 1 Notes, as required by Section 10.01 of the Base Indenture;

WHEREAS, the parties hereto desire to establish (i) a series of Contingent Convertible Capital Securities to be known as the Series 13 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “First Tranche Notes”) and (ii) a series of Contingent Convertible Capital Securities to be known as the Series 14 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Second Tranche Notes” and, together with the First Tranche Notes, the “Tier 1 Notes”) pursuant to Sections 2.01 and 3.01 of the Base Indenture. Each of the First Tranche Notes and the Second Tranche Notes may be issued from time to time, and any First Tranche Notes and Second Tranche Notes issued as part of the relevant series created herein will constitute a single series of Contingent Convertible Capital Securities under the Contingent Convertible Capital Securities Indenture and shall be included in the definition of “First Tranche Notes” or “Second Tranche Notes,” as applicable, where the context requires;

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this First Supplemental Indenture, and the Company has provided the Trustee with an Executive Committee Resolution authorizing the execution of this First Supplemental Indenture;

WHEREAS, all actions required by the Company to be taken in order to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, where indicated, this First Supplemental Indenture shall amend and supplement the Base Indenture; and to the extent that the terms of the Base Indenture are inconsistent with such provisions of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall govern.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this First Supplemental Indenture:

(a) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(b) capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Indenture;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation; and

(e) for the purposes of this First Supplemental Indenture and the Base Indenture, the term “series” shall mean a series of the Contingent Convertible Capital Securities.

ARTICLE 2

FORM OF TIER 1 NOTES

Section 2.01. Terms of the First Tranche Notes. The following terms relating to the First Tranche Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a) The First Tranche Notes shall be designated as: the Series 13 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities;

(b) The price at which the First Tranche Notes shall be issued is 100.000% of the aggregate Liquidation Preference thereof;

(c) The aggregate Liquidation Preference of the First Tranche Notes that may be authenticated and delivered under the Contingent Convertible Capital Securities Indenture shall not exceed $1,150,000,000, except as otherwise provided in the Contingent Convertible Capital Securities Indenture, including Section 2.01(r) hereof;

(d) The First Tranche Notes shall be perpetual Contingent Convertible Capital Securities and shall have no stated maturity in respect of the Liquidation Preference;

(e) The First Tranche Notes shall be issued in global registered form on November 21, 2023 and shall accrue non-cumulative cash Distributions from and including November 21, 2023, payable quarterly in arrears on February 21, May 21, August 21 and November 21 of each year (each, a “Distribution Payment Date”), commencing on February 21, 2024, subject to the conditions set forth under Section 3.04 hereof. The distribution rate on the First Tranche Notes is set forth in Section 3.04(a) hereof. Distributions on the First Tranche Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month. The Regular Record Date for the First Tranche Notes will be 15 calendar days immediately preceding the relevant Distribution Payment Date, whether or not a Business Day;

(f) The First Tranche Notes shall carry a Liquidation Preference of $200,000 per First Tranche Note;

(g) The Liquidation Preference of and any Distributions on the First Tranche Notes shall be paid to the Holder through The Bank of New York Mellon, as Principal Paying Agent of the Company having offices in London, United Kingdom and the Borough of Manhattan, The City of New York;

(h) The First Tranche Notes shall not be redeemable except as provided in Article 12 of the Contingent Convertible Capital Securities Indenture and Sections 3.09, 3.10, 3.11 and 3.12 hereof;

(i) The Company shall have no obligation to redeem or purchase the First Tranche Notes pursuant to any sinking fund or analogous provision;

(j) The First Tranche Notes shall be issued only in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof;

(k) Payments in respect of the First Tranche Notes, including payments of Liquidation Preference and Distributions, shall be subject to the conditions set forth under Section 3.04 hereof and the Base Indenture (including Sections 3.07, 3.08, 3.09, 3.10, 6.02 and 14.01, and Articles 4 and 12 thereof, in each case, where applicable, as amended hereby);

(l) Additional Amounts in respect of the First Tranche Notes shall be payable as set forth in the Contingent Convertible Capital Securities Indenture;

(m) The First Tranche Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars only;

(n) The First Tranche Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and initially registered in the name of Cede & Co., as nominee of The Depository Trust Company;

(o) The First Tranche Notes will not be initially issued in definitive form;

(p) The Company agrees with respect to the First Tranche Notes and each Holder of the First Tranche Notes, by his or her acquisition of a First Tranche Note, will be deemed to have agreed to the subordination described in Section 13.01 of the Contingent Convertible Capital Securities Indenture. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the First Tranche Notes. In addition, each Holder of the First Tranche Notes, by his or her acquisition of a First Tranche Note, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the First Tranche Notes as provided in the Contingent Convertible Capital Securities Indenture, and appoints the Trustee as his or her attorney-in-fact for any and all such purposes;

(q) The form of the First Tranche Notes to be issued on the date hereof shall be substantially in the form of Exhibit A hereto;

(r) The Company may issue additional Contingent Convertible Capital Securities (“Additional First Tranche Notes”) after the date hereof having the same ranking and same distribution rate, redemption terms and other terms, except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date, as the First Tranche Notes; provided, however, that such Additional First Tranche Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding First Tranche Notes unless the Additional First Tranche Notes are fungible with the First Tranche Notes for U.S. federal income tax purposes. Any such Additional First Tranche Notes, together with the First Tranche Notes, will constitute a single series of securities under the Contingent Convertible Capital Securities Indenture;

(s) The Company appoints The Bank of New York Mellon, London Branch, as the initial Paying and Conversion Agent, Calculation Agent and Principal Paying Agent for the First Tranche Notes;

(t) The Company appoints The Bank of New York Mellon SA/NV, Luxembourg Branch, as the initial Contingent Convertible Capital Securities Registrar for the First Tranche Notes pursuant to Section 3.05 of the Base Indenture;

(u) If a Capital Event or a Tax Event occurs and is continuing, the Company may substitute all (but not some) of the First Tranche Notes or modify the terms of all (but not some) of the First Tranche Notes, as provided for in Section 9.04 of the Contingent Convertible Capital Securities Indenture;

(v) Subject to applicable law, neither any Holder or beneficial owner of the First Tranche Notes nor the Trustee acting on behalf of the Holders of the First Tranche Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the First Tranche Notes as provided for in Section 13.02 of the Contingent Convertible Capital Securities Indenture;

(w) Each Holder of the First Tranche Notes acknowledges, accepts, consents to and agrees to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 14 of the Contingent Convertible Capital Securities Indenture; and

(x) The Bank of New York Mellon, London Branch, as the Paying and Conversion Agent, Calculation Agent, Principal Paying Agent and The Bank of New York Mellon SA/NV, Luxembourg Branch, as the Contingent Convertible Capital Securities Registrar for the First Tranche Notes, acknowledge, accept, consent to and agree to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 14 of the Contingent Convertible Capital Securities Indenture.

Section 2.02. Terms of the Second Tranche Notes. The following terms relating to the Second Tranche Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a) The Second Tranche Notes shall be designated as: the Series 14 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities;

(b) The price at which the Second Tranche Notes shall be issued is 100.000% of the aggregate Liquidation Preference thereof;

(c) The aggregate Liquidation Preference of the Second Tranche Notes that may be authenticated and delivered under the Contingent Convertible Capital Securities Indenture shall not exceed $1,350,000,000, except as otherwise provided in the Contingent Convertible Capital Securities Indenture, including Section 2.02(r) hereof;

(d) The Second Tranche Notes shall be perpetual Contingent Convertible Capital Securities and shall have no stated maturity in respect of the Liquidation Preference;

(e) The Second Tranche Notes shall be issued in global registered form on November 21, 2023 and shall accrue non-cumulative cash Distributions from and including November 21, 2023, payable quarterly in arrears on each Distribution Payment Date, commencing on February 21, 2024, subject to the conditions set forth under Section 3.04 hereof. The distribution rate on the Second Tranche Notes is set forth in Section 3.04(b) hereof. Distributions on the Second Tranche Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month. The Regular Record Date for the Second Tranche Notes will be 15 calendar days immediately preceding the relevant Distribution Payment Date, whether or not a Business Day;

(f) The Second Tranche Notes shall carry a Liquidation Preference of $200,000 per Second Tranche Note;

(g) The Liquidation Preference of and any Distributions on the Second Tranche Notes shall be paid to the Holder through The Bank of New York Mellon, as Principal Paying Agent of the Company having offices in London, United Kingdom and the Borough of Manhattan, The City of New York;

(h) The Second Tranche Notes shall not be redeemable except as provided in Article 12 of the Contingent Convertible Capital Securities Indenture and Sections 3.09, 3.10, 3.11 and 3.12 hereof;

(i) The Company shall have no obligation to redeem or purchase the Second Tranche Notes pursuant to any sinking fund or analogous provision;

(j) The Second Tranche Notes shall be issued only in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof;

(k) Payments in respect of the Second Tranche Notes, including payments of Liquidation Preference and Distributions, shall be subject to the conditions set forth under Section 3.04 hereof and the Base Indenture (including Sections 3.07, 3.08, 3.09, 3.10, 6.02 and 14.01, and Articles 4 and 12 thereof, in each case, where applicable, as amended hereby);

(l) Additional Amounts in respect of the Second Tranche Notes shall be payable as set forth in the Contingent Convertible Capital Securities Indenture;

(m) The Second Tranche Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars only;

(n) The Second Tranche Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and initially registered in the name of Cede & Co., as nominee of The Depository Trust Company;

(o) The Second Tranche Notes will not be initially issued in definitive form;

(p) The Company agrees with respect to the Second Tranche Notes and each Holder of the Second Tranche Notes, by his or her acquisition of a Second Tranche Note, will be deemed to have agreed to the subordination described in Section 13.01 of the Contingent Convertible Capital Securities Indenture. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Second Tranche Notes. In addition, each Holder of the Second Tranche Notes, by his or her acquisition of a Second Tranche Note, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Second Tranche Notes as provided in the Contingent Convertible Capital Securities Indenture, and appoints the Trustee as his or her attorney-in-fact for any and all such purposes;

(q) The form of the Second Tranche Notes to be issued on the date hereof shall be substantially in the form of Exhibit B hereto;

(r) The Company may issue additional Contingent Convertible Capital Securities (“Additional Second Tranche Notes”) after the date hereof having the same ranking and same distribution rate, redemption terms and other terms, except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date, as the Second Tranche Notes; provided, however, that such Additional Second Tranche Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding Second Tranche Notes unless the Additional Second Tranche Notes are fungible with the Second Tranche Notes for U.S. federal income tax purposes. Any such Additional Second Tranche Notes, together with the Second Tranche Notes, will constitute a single series of securities under the Contingent Convertible Capital Securities Indenture;

(s) The Company appoints The Bank of New York Mellon, London Branch, as the initial Paying and Conversion Agent, Calculation Agent and Principal Paying Agent for the Second Tranche Notes;

(t) The Company appoints The Bank of New York Mellon SA/NV, Luxembourg Branch, as the initial Contingent Convertible Capital Securities Registrar for the Second Tranche Notes pursuant to Section 3.05 of the Base Indenture;

(u) If a Capital Event or a Tax Event occurs and is continuing, the Company may substitute all (but not some) of the Second Tranche Notes or modify the terms of all (but not some) of the Second Tranche Notes, as provided for in Section 9.04 of the Contingent Convertible Capital Securities Indenture;

(v) Subject to applicable law, neither any Holder or beneficial owner of the Second Tranche Notes nor the Trustee acting on behalf of the Holders of the Second Tranche Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Second Tranche Notes as provided for in Section 13.02 of the Contingent Convertible Capital Securities Indenture;

(w) Each Holder of the Second Tranche Notes acknowledges, accepts, consents to and agrees to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 14 of the Contingent Convertible Capital Securities Indenture; and

(x) The Bank of New York Mellon, London Branch, as the Paying and Conversion Agent, Calculation Agent, Principal Paying Agent and The Bank of New York Mellon SA/NV, Luxembourg Branch, as the Contingent Convertible Capital Securities Registrar for the Second Tranche Notes, acknowledge, accept, consent to and agree to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 14 of the Contingent Convertible Capital Securities Indenture.

ARTICLE 3

ADDITIONAL TERMS APPLICABLE TO THE TIER 1 NOTES

Section 3.01. Addition of Definitions. With respect to the Tier 1 Notes only, Section 1.01 of the Base Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“5-year UST” means, in relation to (i) a First Tranche Notes Reset Date and the First Tranche Notes Reset Period commencing on that First Tranche Notes Reset Date or (ii) a Second Tranche Notes Reset Date and the Second Tranche

Notes Reset Period commencing on that Second Tranche Notes Reset Date, an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of five years as published in the most recent H.15.

“Accrual Date” shall have the meaning set forth in Section 3.04(d) hereof.

“Clean-up Call Event” means that the Tier 1 Notes of a series representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the Tier 1 Notes of such series (including any Tier 1 Notes issued after the Closing Date and constituting a single series of Tier 1 Notes under this Contingent Convertible Capital Securities Indenture, in accordance with Section 3.16, and any Tier 1 Notes which have been cancelled by the Trustee in accordance with Section 3.13) have been redeemed or repurchased by, or on behalf of, the Company and cancelled.

“Closing Date” means November 21, 2023, being the date of the initial issue of the Tier 1 Notes.

“First Tranche Notes” means a series of Contingent Convertible Capital Securities to be known as the Series 13 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities.

“First Tranche Notes Distributions” shall have the meaning set forth in Section 3.04(a) hereof.

“First Tranche Notes First Reset Date” means May 21, 2029 (five years and six months after the Closing Date).

“First Tranche Notes Initial Margin” means 5.306% per annum.

“First Tranche Notes Reset Date” means every fifth anniversary of the First Tranche Notes First Reset Date.

“First Tranche Notes Reset Period” means each period from (and including) a First Tranche Notes Reset Date to (but excluding) the next succeeding First Tranche Notes Reset Date.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities,” or any successor or replacement publication, as determined by the Company, that establishes yield on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means, in respect of any First Tranche Notes Reset Period or Second Tranche Notes Reset Period (each, a “Reset Period”), the H.15 which includes a yield to maturity for U.S. Treasury securities with a maturity of five years published closest in time but prior to the Reset Determination Date.

“Reset Determination Date” means, in relation to the First Tranche Notes Reset Date or the Second Tranche Notes Reset Date, the second Business Day immediately preceding such First Tranche Notes Reset Date or Second Tranche Notes Reset Date, respectively.

“Second Tranche Notes” means a series of Contingent Convertible Capital Securities to be known as the Series 14 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities.

“Second Tranche Notes Distributions” shall have the meaning set forth in Section 3.04(b) hereof.

“Second Tranche Notes First Reset Date” means November 21, 2033 (ten years after the Closing Date).

“Second Tranche Notes Initial Margin” means 5.298% per annum.

“Second Tranche Notes Reset Date” means every fifth anniversary of the Second Tranche Notes First Reset Date.

“Second Tranche Notes Reset Period” means each period from (and including) a Second Tranche Notes Reset Date to (but excluding) the next succeeding Second Tranche Notes Reset Date.

“Tier 1 Notes” means the First Tranche Notes and the Second Tranche Notes.

Section 3.02. Reserved.

Section 3.03. Replacement of Definitions. With respect to the Tier 1 Notes only, Section 1.01 of the Base Indenture is amended to replace in their entirety the following definitions:

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, including its article 48 and, when applicable, its article 59 (therefore, the write-down capital conversion power at the point of non-viability) (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as amended or replaced from time to time.

“Calculation Agent” means the Trustee or such other person authorized by the Company as the party responsible for calculating the Distributions and/or such other amount(s) from time to time in relation to the Tier 1 Notes.

“CRD IV Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms or such other directive as may come into effect in place thereof, as amended or replaced from time to time.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on the prudential requirements for credit institutions and investment firms or such other regulation as may come into effect in place thereof, as amended or replaced from time to time.

“Distribution” means the First Tranche Notes Distribution and the Second Tranche Notes Distribution.

“Distribution Payment Date” means February 21, May 21, August 21 and November 21 of each year.

“Distribution Rate” means the rate at which the Tier 1 Notes accrue Distributions in accordance with Section 3.04 hereof.

“Floor Price” means $2.570 per Common Share, subject to adjustment in accordance with Section 4.03.

“Liquidation Preference” means (a) with respect to the First Tranche Notes, $200,000 per First Tranche Note and (b) with respect to the Second Tranche Notes, $200,000 per Second Tranche Note.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November, implementing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Spanish Companies Act” means the consolidated text of the Spanish Companies Act (Ley de Sociedades de Capital), approved by the Royal Decree Legislative 1/2010, of 2 July 2010, as amended or replaced from time to time.

“Spanish Insolvency Law” means the restated text of the Spanish Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May, as amended or replaced from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time.

Section 3.04. Distributions.

(a)	The First Tranche Notes accrue Distributions at the following rate (the “First Tranche Notes Distributions”):

(i)	in respect of the period from (and including) the Closing Date to (but excluding) the First Tranche Notes First Reset Date at the rate of 9.625% per annum; and

(ii)

in respect of each First Tranche Notes Reset Period, at the rate per annum equal to the aggregate of the First Tranche Notes Initial Margin and the 5-year UST (expressed as an annual rate) for such First Tranche Notes Reset Period, such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date.

(b)	The Second Tranche Notes accrue Distributions at the following rate (the “Second Tranche Notes Distributions”):

(i)	in respect of the period from (and including) the Closing Date to (but excluding) the Second Tranche Notes First Reset Date at the rate of 9.625% per annum; and

(ii)

in respect of each Second Tranche Notes Reset Period, at the rate per annum equal to the aggregate of the Second Tranche Notes Initial Margin and the 5-year UST (expressed as an annual rate) for such Second Tranche Notes Reset Period, such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date.

(c)

Subject as provided in the Contingent Convertible Capital Securities Indenture (including Sections 3.08 and 3.09 of the Contingent Convertible Capital Securities Indenture), such Distributions will be payable quarterly in arrears on each Distribution Payment Date.

(d)

If a Distribution is required to be paid in respect of a Tier 1 Note on any date other than a Distribution Payment Date, it shall be calculated by the Calculation Agent by applying the relevant Distribution Rate to the Liquidation Preference in respect of each Tier 1 Note, multiplying the product by (i) the actual number of days in the period from (and including) the date from which Distributions began to accrue (the “Accrual Date”) to (but excluding) the date on which Distributions fall due divided by (ii) the actual number of days from (and including) the applicable Accrual Date to (but excluding) the next following Distribution Payment Date multiplied by four, and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

(e)

If any date on which any payment is due to be made on the Tier 1 Notes would otherwise fall on a date which is not a Business Day, the payment will be postponed to the next Business Day and the Holders shall not be entitled to any interest or other payment in respect of any such delay.

(f)

If the Company does not pay a Distribution or part thereof in accordance with this Section 3.04, such non-payment shall evidence the cancellation of such Distribution (or relevant part thereof) or, as appropriate, the Company’s exercise of its discretion to cancel such Distribution (or relevant part thereof) and accordingly, such Distribution shall not in any such case be due and payable.

(g)

The Calculation Agent will at or as soon as practicable after the relevant time on each Reset Determination Date at which the relevant Distribution Rate is to be determined, determine the relevant Distribution Rate for the relevant Reset Period. The Calculation Agent will cause the relevant Distribution Rate for each Reset Period to be notified to the Company in accordance with Section 1.06 of the Contingent Convertible Capital Securities Indenture as soon as possible after its determination but in no event later than the fourth Business Day after each Reset Determination Date.

(h)

For the avoidance of doubt, the Calculation Agent shall not be responsible to the Company, Holders or any third party as a result of the Calculation Agent having relied upon any quotation, ratio or other information provided to it by any person for the purposes of making any determination hereunder, which subsequently may be found to be incorrect or inaccurate in any way or for any losses arising by virtue thereof.

(i)

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this section by the Calculation Agent, shall be binding (in the absence of willful default, bad faith or manifest error) on the Company, the Principal Paying Agent, the Trustee, the other Paying and Conversion Agents and all Holders, and no liability to the Company or the Holders of the Tier 1 Notes shall attach (in the absence of willful default, bad faith or manifest error) to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretion pursuant to such provisions. None of the Principal Paying Agent, the Trustee nor the Paying and Conversion Agents shall have any responsibility to determine whether or not manifest error has occurred.

Section 3.05. Payment. Notwithstanding Section 3.07 of the Base Indenture, payments of Distributions, if any, and any Additional Amounts on the Tier 1 Notes may be made by wire transfer of immediately available funds.

Section 3.07. Deletion of Satisfaction and Discharge Provisions. With respect to the Tier 1 Notes only, Article 5 of the Base Indenture is deleted in its entirety.

Section 3.08. Deletion of Provisions with Respect to Selection by the Trustee of Contingent Convertible Capital Securities to be Redeemed. With respect to the Tier 1 Notes only, the first paragraph of Section 12.03 of the Base Indenture is deleted in its entirety.

Section 3.09. Replacement of Provisions with Respect to Optional Redemption. With respect to the Tier 1 Notes only, Section 12.11 of the Base Indenture is hereby replaced with the following:

Optional Redemption. The Tier 1 Notes may be redeemed at the Company’s option, in whole but not in part, (a) with respect to the First Tranche Notes on (i) any calendar day during the six-month period commencing on (and including) November 21, 2028 to (and including) the First Tranche Notes First Reset Date and (ii) any Distribution Payment Date thereafter and (b) with respect to the Second Tranche Notes on (i) any calendar day during the six-month period commencing on (and including) May 21, 2033 to (and including) the Second Tranche Notes First Reset Date and (ii) any Distribution Payment Date thereafter, in each case at the Redemption Price and subject to (i) the prior consent of the Regulator, as required under Applicable Banking Regulations, (ii) compliance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No. 241/2014 and/or any other Applicable Banking Regulations then in force, and (iii) in accordance with Section 12.04(d) (and otherwise in accordance with Applicable Banking Regulations then in force).

Section 3.10. Replacement of Provisions with Respect to Redemption Due to Changes in Tax Treatment. With respect to the Tier 1 Notes only, Section 12.08 of the Base Indenture is hereby replaced with the following:

Redemption Due to Changes in Tax Treatment. Unless otherwise provided as contemplated by Section 3.01 with respect to the Tier 1 Notes of any series, if, on or after the date of issuance of any series of Tier 1 Notes, there is a Tax Event, the Tier 1 Notes of such series may be redeemed, in whole but not in part, at the option of the Company, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations, and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price per Tier 1 Note of the relevant series.

Section 3.11. Replacement of Provisions with Respect to Redemption Due to a Capital Event. With respect to the Tier 1 Notes only, Section 12.09 of the Base Indenture is hereby replaced with the following:

Redemption Due to Capital Event. Unless otherwise provided as contemplated by Section 3.01 with respect to the Tier 1 Notes of any series, if, on or after the issue date of the Tier 1 Notes of any series, there is a Capital Event, the Tier 1 Notes of such series may be redeemed, in whole but not in part, at the option of the Company, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations, and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Section 3.12. Addition of Provisions with Respect to Clean-up Redemption. With respect to the Tier 1 Notes only, the following paragraph is hereby added as Section 12.13 of the Base Indenture:

Clean-up Redemption. Unless otherwise provided as contemplated by Section 3.01 with respect to the Tier 1 Notes of any series, if, on or after the issue date of the Tier 1 Notes of any series, there is a Clean-up Call Event, the Tier 1 Notes of such series may be redeemed, in whole but not in part, at the option of the Company, on any date that is a Distribution Payment Date, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations, and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Section 3.13. Replacement of Provisions with Respect to Repurchase of Contingent Convertible Capital Securities. With respect to the Tier 1 Notes only, the first paragraph of Section 12.10 of the Base Indenture is hereby replaced with the following:

Repurchase of Contingent Convertible Capital Securities. (a) Unless otherwise provided as contemplated by Section 3.01 with respect to the Tier 1 Notes of any series, the Company and any of its subsidiaries or any third party designated by any of them, may only purchase or otherwise acquire the Tier 1 Notes of any series in the open market or otherwise at any price, in accordance with Applicable Banking Regulations in force at the relevant time (including the applicable limits referred to in Article 78(1) of the CRR), and will be subject to the prior consent of the Regulator as required.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Effect of Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by each of the Company and the Trustee, the Base Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Base Indenture for all purposes in respect of the Tier 1 Notes or otherwise as applicable.

Section 4.02. Confirmation of Indenture. The Base Indenture, as amended and supplemented by this First Supplemental Indenture with respect to the Tier 1 Notes or otherwise as applicable, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all other indentures supplemental thereto shall, in respect of the Tier 1 Notes or otherwise as applicable, be read, taken and construed as one and the same instrument. This First Supplemental Indenture constitutes an integral part of the Contingent Convertible Capital Securities Indenture and, where applicable, with respect to the Tier 1 Notes. In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail where applicable.

Section 4.03. Concerning the Trustee. The Trustee does not make any representations as to the validity, sufficiency or adequacy of this First Supplemental Indenture or the Tier 1 Notes. The recitals and statements herein and in the Tier 1 Notes are deemed to be those of the Company and not the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 4.04. Governing Law. The Contingent Convertible Capital Securities Indenture and the Tier 1 Notes shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Section 13.01(a) of the Contingent Convertible Capital Securities Indenture and Sections 2.01(p) and 2.02(p) of this First Supplemental Indenture, which shall be governed by and construed in accordance with the laws of the Kingdom of Spain, and except that the authorization and execution by the Company of the Contingent Convertible Capital Securities Indenture and the Tier 1 Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

Section 4.05. Separability. In case any provision contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, email or other electronic format (e.g., “pdf,” “tif” or “jpg”) transmission and other electronically imaged signatures (including, without limitation, DocuSign and AdobeSign) shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, email or other electronic format (e.g., “pdf,” “tif” or “jpg”) shall be deemed to be their original signatures for all purposes. This First Supplemental Indenture and any indenture supplemental hereto and any other document, certificate or opinion delivered in connection with this First Supplemental Indenture, such supplemental indenture or the issuance and delivery of the Tier 1 Notes may be signed by or on behalf of the Company and the Trustee by manual, facsimile or pdf or other electronically imaged signature (including, without limitation, DocuSign and AdobeSign).

Section 4.07. Electronic Means. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this First Supplemental Indenture and related financing documents and delivered using email, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, the “Electronic Means”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 4.08. Recognition of Bail-In. Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this First Supplemental Indenture or any other agreements, arrangements, or understanding between the Contingent Convertible Capital Securities Registrar and the Company or any Holder, the Company and each Holder acknowledges and accepts that a BRRD Liability arising under this First Supplemental Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Contingent Convertible Capital Securities Registrar to the Company or to any Holder under this First Supplemental Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Contingent Convertible Capital Securities Registrar or another person, and the issue to or conferral on the Company or on any Holder of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this First Supplemental Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority in respect of the Contingent Convertible Capital Securities Registrar.

Solely as used in this Section 4.08:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers (as defined in the EU Bail-in Legislation Schedule), in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU of 15 May establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as amended or replaced from time to time.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers (as defined in the EU Bail-in Legislation Schedule) in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Contingent Convertible Capital Securities Registrar.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

BANCO SANTANDER, S.A., as Issuer

By:	/s/ Juan Urigoen Irusta
Name:	Juan Urigoen Irusta
Title:	Authorized Signatory

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, London Branch, as Trustee, Paying and Conversion Agent, Calculation Agent and Principal Paying Agent

By:	/s/ Ricardo da Rocha
Name:	Ricardo da Rocha
Title:	Authorised Signatory

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON SA/NV, Luxembourg Branch, as Registrar

By:	/s/ Ricardo da Rocha
Name:	Ricardo da Rocha
Title:	Authorised Signatory

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY AS THE DEPOSITARY (AS DEFINED IN THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE GOVERNING THIS NOTE), OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.13 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR FIRST TRANCHE NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SUBORDINATION OF THIS NOTE IS SET FORTH IN SECTION 13.01(a) OF THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE, AND THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF SUCH SECTION 13.01(a), AND THE HOLDER OF THIS NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 13.01(a) OF THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE KINGDOM OF SPAIN.

CUSIP No. 05971K AP4

ISIN No. US05971KAP49

SERIES 13 9.625% NON-STEP-UP NON-CUMULATIVE CONTINGENT CONVERTIBLE

PERPETUAL PREFERRED TIER 1 SECURITIES

Issued by

BANCO SANTANDER, S.A.

No.	$

BANCO SANTANDER, S.A., a sociedad anónima, incorporated under the laws of the Kingdom of Spain (herein called the “Company,” which term includes any successor person under the Contingent Convertible Capital Securities Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Liquidation Preference of $             (         dollars) if and to the extent due, and to pay Distributions thereon, if any, in accordance with the terms hereof and the Contingent Convertible Capital Securities Indenture. The Series 13 9.625% Non-step-up Non-cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “First Tranche Notes”) shall have no fixed maturity or fixed redemption date.

This First Tranche Note will accrue non-cumulative cash distributions (“Distributions”) (i) in respect of the period from (and including) November 21, 2023 (the “Closing Date”) to (but excluding) May 21, 2029 (five years and six months after the Closing Date) (the “First Reset Date”) at the rate of 9.625% per annum, and (ii) in respect of each period from (and including) the First Reset Date and every fifth anniversary thereof (each a “Reset Date”) to (but excluding) the next succeeding Reset Date (each such period, a “Reset Period”), at the rate per annum equal to the aggregate of 5.306% per annum and the 5-year UST for the relevant Reset Period, with such rate per annum converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date. Subject as provided in the Contingent Convertible Capital Securities Indenture (including Sections 3.08 and 3.09 of the Contingent Convertible Capital Securities Indenture and Section 3.04 of the First Supplemental Indenture), such Distributions will be payable quarterly in arrears on February 21, May 21, August 21 and November 21 of each year (each a “Distribution Payment Date”), commencing on February 21, 2024.

Payments of Distributions on this First Tranche Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.

Payment of the Distributions of this First Tranche Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a Paying Agent of the Company for collection by the Holder. If the date for payment of any Distribution is not a Business Day, then (subject as provided in the Contingent Convertible Capital Securities Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment, provided that no interest shall accrue on such payment for the period from and after such payment date.

The First Tranche Notes are issuable in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof.

For informational purposes only, without any substantive effect whatsoever and solely in order to comply with Article 413(d) of the Spanish Companies Law (Ley de Sociedades de Capital), approved by Royal Decree 1/2010, of July 2, to the extent applicable, it is hereby noted that the initial aggregate Liquidation Preference of the Tier 1 Notes was equivalent to approximately €2,343,017,806.94 (i.e., €1,077,788,191.19 with respect to the First Tranche Notes and approximately €1,265,229,615.75 with respect to the Second Tranche Notes, at the Bloomberg reference exchange rate as of November 13, 2023 of US $1.067 per €1.00).

Amounts due on this First Tranche Note shall not under any circumstances whatsoever be payable in any currency other than U.S. Dollars.

Prior to due presentment of this First Tranche Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this First Tranche Note is registered as the owner of such First Tranche Note for the purpose of receiving payment of Distributions, if any, on and any Additional Amounts with respect to such First Tranche Note and for all other purposes whatsoever, whether or not such First Tranche Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this First Tranche Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual, PDF or other electronically imaged signature (including, without limitation, DocuSign and AdobeSign), this First Tranche Note shall not be entitled to any benefit under the Contingent Convertible Capital Securities Indenture or be valid or obligatory for any purpose.

Notwithstanding any other term of this First Tranche Note or any other agreements, arrangements, or understandings between the Company and any Holder of this First Tranche Note, by its acquisition of this First Tranche Note, each Holder (which includes each holder of a beneficial interest in this First Tranche Note) acknowledges, accepts, consents to and agrees:

(i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the Amounts Due on a permanent basis;

•

the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 Instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the First Tranche Notes, in which case the Holder agrees to accept in lieu of its rights under this First Tranche Note, any such Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person;

•	the cancellation of this First Tranche Note or Amounts Due;

•	the amendment of the Distribution payable on this First Tranche Note, or the date on which the Distribution becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of this First Tranche Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the Liquidation Preference, together with any accrued but unpaid Distributions, and Additional Amounts, if any, due on the First Tranche Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, including its article 48 and, when applicable, its article 59 (therefore, the write-down capital conversion power at the point of non-viability) (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as amended or replaced from time to time.

“Business Day” means any day, other than Saturday or Sunday, that is not a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London nor a day when the T2 real-time gross settlement (RTGS) system, owned and operated by the Eurosystem, or any successor thereto, is closed for business.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November, implementing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time.

The public deed of issuance (escritura de emisión) related to the Tier 1 Notes represented hereby was executed on November 17, 2023 before the Notary Public of Madrid, Mr. Rafael Martínez Díe, with the number 5,600 of his records.

IN WITNESS WHEREOF, the Company has caused this First Tranche Note to be duly executed.

Dated: November        , 2023

BANCO SANTANDER, S.A., as Issuer

By:
Name:
Title:

[Global Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Contingent Convertible Capital Securities of the series designated herein referred to in the within-mentioned Contingent Convertible Capital Securities Indenture.

Dated: November        , 2023

THE BANK OF NEW YORK MELLON,
London Branch, as Trustee

By:
Name:
Title:

[Global Note Signature Page]

[REVERSE OF SECURITY]

This Note is one of a duly authorized issue of securities of the Company of the series designated Series 13 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (herein called the “First Tranche Notes”) issued and to be issued in one or more series under the Contingent Convertible Capital Securities Indenture, dated as of November 21, 2023 (herein called the “Base Indenture”), between the Company, as issuer and The Bank of New York Mellon, London Branch, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of November 21, 2023, among the Company, the Trustee, as Trustee, Paying and Conversion Agent, Calculation Agent and Principal Paying Agent, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Contingent Convertible Capital Securities Registrar (the “First Supplemental Indenture,” and the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the “Contingent Convertible Capital Securities Indenture”) to which Contingent Convertible Capital Securities Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee and the Holders of the First Tranche Notes and of the terms upon which the First Tranche Notes are, and are to be, authenticated and delivered. Capitalized terms used herein are used as defined in the Contingent Convertible Capital Securities Indenture unless otherwise indicated. The terms of this the First Tranche Notes include those stated in the Contingent Convertible Capital Securities Indenture. The First Tranche Notes are subject to all such terms, and Holders are referred to the Contingent Convertible Capital Securities Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this First Tranche Note and the terms of the Contingent Convertible Capital Securities Indenture, the terms of the Contingent Convertible Capital Securities Indenture will control.

This First Tranche Note is one of the series designated on the face hereof, initially limited in aggregate Liquidation Preference of $1,150,000,000; provided, that the Company may, from time to time, without the consent of the Holders of the First Tranche Notes, issue additional Contingent Convertible Capital Securities (“Additional First Tranche Notes”) under the Contingent Convertible Capital Securities Indenture, having the same ranking and same Distribution Rate, redemption terms and other terms, except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date, as this First Tranche Note; provided, however, that such Additional First Tranche Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding First Tranche Notes unless the Additional First Tranche Notes are fungible with the First Tranche Notes for U.S. federal income tax purposes. Any such Additional First Tranche Notes, together with the First Tranche Notes, will constitute a single series of securities under the Contingent Convertible Capital Securities Indenture and shall be included in the definition of “Contingent Convertible Capital Securities” in the Base Indenture where the context requires.

Unless previously converted into Common Shares, the payment obligations of the Company under this First Tranche Note constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of the Company according to Article 281.1 of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3 of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the Company, for so long as the Tier 1 Notes constitute Additional Tier 1 Instruments, rank: (i) pari passu among themselves and with (a) all other subordinated obligations (créditos subordinados) of the Company under Additional Tier 1 Instruments and (b) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the Company’s obligations under Additional Tier 1 Instruments; (ii) junior to (a) any unsubordinated obligations (créditos ordinarios) of the Company, (b) any subordinated obligations (créditos subordinados) of the Company under Tier 2 Instruments and (c) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the Company’s obligations under Additional Tier 1 Instruments; and (iii) senior to (a) any claims for the liquidation amount of the Common Shares and (b) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the Company’s obligations under Additional Tier 1 Instruments.

The obligations of the Company under this First Tranche Note are subject to the Bail-in Power.

“Additional Tier 1 Capital” means additional tier 1 capital (capital de nivel 1 adicional) in accordance with Chapter 3 (Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at any time, including any applicable transitional, phasing in or similar provisions.

“Additional Tier 1 Instrument” means any instrument of the Company qualifying as Additional Tier 1 Capital in whole or in part from time to time.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“Spanish Insolvency Law” means the restated text of the Spanish Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May, as amended or replaced from time to time.

“Tier 2 Capital” means tier 2 capital (capital de nivel 2) in accordance with Chapter 4 (Tier 2 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at any time, including any applicable transitional, phasing in or similar provisions.

“Tier 2 Instrument” means any instrument of the Company qualifying as Tier 2 Capital in whole or in part from time to time.

The provisions of Section 13.01 of the Contingent Convertible Capital Securities Indenture and Section 2.01(p) of the First Supplemental Indenture shall apply only to rights or claims payable with respect to the First Tranche Notes and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 7.08 of the Base Indenture, or the rights and remedies of the Trustee in respect thereof.

The Company agrees with respect to this First Tranche Note and each Holder of this First Tranche Note, by his or her acquisition of this First Tranche Note, will be deemed to have agreed to the above-described subordination. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of this First Tranche Note. In addition, each Holder of this First Tranche Note by his or her acquisition of this First Tranche Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of this First Tranche Note as provided in the Contingent Convertible Capital Securities Indenture and as summarized herein and appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

Notwithstanding any other term of this First Tranche Note or any other agreements, arrangements, or understandings between the Company and any Holder of the First Tranche Notes, by its acquisition of this First Tranche Note, each Holder (which includes each holder of a beneficial interest in this First Tranche Note) acknowledges, accepts, consents to and agrees:

(i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the Amounts Due on a permanent basis;

•

the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 Instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the First Tranche Notes, in which case the Holder agrees to accept in lieu of its rights under this First Tranche Note, any such Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person;

•	the cancellation of this First Tranche Note or Amounts Due;

•	the amendment of the Distribution payable on this First Tranche Note, or the date on which the Distribution becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of this First Tranche Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the Liquidation Preference, together with any accrued but unpaid Distributions, and Additional Amounts, if any, due on the First Tranche Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, including its article 48 and, when applicable, its article 59 (therefore, the write-down capital conversion power at the point of non-viability) (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as amended or replaced from time to time.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November, implementing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time.

No repayment or payment of Amounts Due, if any, on the First Tranche Notes, will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

For the avoidance of doubt, the potential write-down or cancellation of all or a portion of the Liquidation Preference of—or Distributions on—this First Tranche Note or the conversion of this First Tranche Note into Common Equity Tier 1 Instruments, other security or other obligations in connection with the exercise of any Bail-in Power by the Relevant Resolution Authority is separate and distinct from a conversion following a Trigger Event although these events may occur consecutively. Neither a reduction or cancellation, in part or in full of the Amounts Due on, the conversion thereof into another security or obligation of the Company or another person, as a result of the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Company, nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the First Tranche Notes will be an Enforcement Event.

By its acquisition of this First Tranche Note, each Holder of this First Tranche Note (which, for the purposes of this clause, includes each Holder of a beneficial interest in this First Tranche Note), to the extent permitted by the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to this First Tranche Note.

Additionally, by its acquisition of this First Tranche Note, each Holder of this First Tranche Note acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the Holders of the First Tranche Notes with respect to any portion of the First Tranche Notes that are written-down, converted to equity and/or cancelled under the Contingent Convertible Capital Securities Indenture, which authorizes Holders of a majority in aggregate outstanding Liquidation Preference of the outstanding First Tranche Notes to direct certain actions relating to the First Tranche Notes; and

(ii) the Contingent Convertible Capital Securities Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the First Tranche Notes remain outstanding, there will at all times be a Trustee for the First Tranche Notes in accordance with the Contingent Convertible Capital Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the Base Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the First Tranche Notes remain outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of this First Tranche Note, each Holder of this First Tranche Note acknowledges and agrees that neither a cancellation or deemed cancellation of the Liquidation Preference or Distributions (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the First Tranche Notes will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Each Holder of this First Tranche Note that acquires such First Tranche Note in the secondary market (including each beneficial owner) shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders of this First Tranche Note that acquire this First Tranche Note upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of this First Tranche Note, including in relation to the Bail-in Power.

By purchasing this First Tranche Note, each Holder (including each beneficial owner) of this First Tranche Note shall be deemed to have authorized, directed and requested Clearstream Banking, société anonyme, Euroclear Bank S.A./N.V., DTC and any of their respective direct participants or other intermediary through which it holds this First Tranche Note to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the First Tranche Notes as it may be imposed, without any further action or direction on the part of such Holder.

Each Holder of this First Tranche Note also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to this First Tranche Note.

Additional terms of this First Tranche Note, including but not limited to Distributions, redemption, conversion, Enforcement Events, remedies, payment of additional amounts in respect of withholding tax, substitution and variation of this First Tranche Note upon certain events, and amendment are set forth in the Contingent Convertible Capital Securities Indenture.

The Contingent Convertible Capital Securities Indenture and this First Tranche Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Section 13.01(a) of the Contingent Convertible Capital Securities Indenture and Section 2.01(p) of the First Supplemental Indenture, which shall be governed by and construed in accordance with the laws of the Kingdom of Spain, and except that the authorization and execution by the Company of the Contingent Convertible Capital Securities Indenture and this First Tranche Note shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

The First Tranche Notes and this First Tranche Note have been issued in the State of New York.

EXHIBIT B

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY AS THE DEPOSITARY (AS DEFINED IN THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE GOVERNING THIS NOTE), OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.13 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECOND TRANCHE NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SUBORDINATION OF THIS NOTE IS SET FORTH IN SECTION 13.01(a) OF THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE, AND THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF SUCH SECTION 13.01(a), AND THE HOLDER OF THIS NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 13.01(a) OF THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE KINGDOM OF SPAIN.

CUSIP No. 05971K AQ2

ISIN No. US05971KAQ22

SERIES 14 9.625% NON-STEP-UP NON-CUMULATIVE CONTINGENT CONVERTIBLE

PERPETUAL PREFERRED TIER 1 SECURITIES

Issued by

BANCO SANTANDER, S.A.

No.	$

BANCO SANTANDER, S.A., a sociedad anónima, incorporated under the laws of the Kingdom of Spain (herein called the “Company,” which term includes any successor person under the Contingent Convertible Capital Securities Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Liquidation Preference of $                 (                 dollars) if and to the extent due, and to pay Distributions thereon, if any, in accordance with the terms hereof and the Contingent Convertible Capital Securities Indenture. The Series 14 9.625% Non-step-up Non-cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Second Tranche Notes”) shall have no fixed maturity or fixed redemption date.

This Second Tranche Note will accrue non-cumulative cash distributions (“Distributions”) (i) in respect of the period from (and including) November 21, 2023 (the “Closing Date”) to (but excluding) November 21, 2033 (ten years after the Closing Date) (the “First Reset Date”) at the rate of 9.625% per annum, and (ii) in respect of each period from (and including) the First Reset Date and every fifth anniversary thereof (each a “Reset Date”) to (but excluding) the next succeeding Reset Date (each such period, a “Reset Period”), at the rate per annum equal to the aggregate of 5.298% per annum and the 5-year UST for the relevant Reset Period, with such rate per annum converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date. Subject as provided in the Contingent Convertible Capital Securities Indenture (including Sections 3.08 and 3.09 of the Contingent Convertible Capital Securities Indenture and Section 3.04 of the First Supplemental Indenture), such Distributions will be payable quarterly in arrears on February 21, May 21, August 21 and November 21 of each year (each a “Distribution Payment Date”), commencing on February 21, 2024.

Payments of Distributions on this Second Tranche Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.

Payment of the Distributions of this Second Tranche Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a Paying Agent of the Company for collection by the Holder. If the date for payment of any Distribution is not a Business Day, then (subject as provided in the Contingent Convertible Capital Securities Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment, provided that no interest shall accrue on such payment for the period from and after such payment date.

The Second Tranche Notes are issuable in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof.

For informational purposes only, without any substantive effect whatsoever and solely in order to comply with Article 413(d) of the Spanish Companies Law (Ley de Sociedades de Capital), approved by Royal Decree 1/2010, of July 2, to the extent applicable, it is hereby noted that the initial aggregate Liquidation Preference of the Tier 1 Notes was equivalent to approximately €2,343,017,806.94 (i.e., €1,077,788,191.19 with respect to the First Tranche Notes and approximately €1,265,229,615.75 with respect to the Second Tranche Notes, at the Bloomberg reference exchange rate as of November 13, 2023 of US $1.067 per €1.00).

Amounts due on this Second Tranche Note shall not under any circumstances whatsoever be payable in any currency other than U.S. Dollars.

Prior to due presentment of this Second Tranche Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Second Tranche Note is registered as the owner of such Second Tranche Note for the purpose of receiving payment of Distributions, if any, on and any Additional Amounts with respect to such Second Tranche Note and for all other purposes whatsoever, whether or not such Second Tranche Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Second Tranche Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual, PDF or other electronically imaged signature (including, without limitation, DocuSign and AdobeSign), this Second Tranche Note shall not be entitled to any benefit under the Contingent Convertible Capital Securities Indenture or be valid or obligatory for any purpose.

Notwithstanding any other term of this Second Tranche Note or any other agreements, arrangements, or understandings between the Company and any Holder of this Second Tranche Note, by its acquisition of this Second Tranche Note, each Holder (which includes each holder of a beneficial interest in this Second Tranche Note) acknowledges, accepts, consents to and agrees:

(i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the Amounts Due on a permanent basis;

•

the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 Instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the Second Tranche Notes, in which case the Holder agrees to accept in lieu of its rights under this Second Tranche Note, any such Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person;

•	the cancellation of this Second Tranche Note or Amounts Due;

•	the amendment of the Distribution payable on this Second Tranche Note, or the date on which the Distribution becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of this Second Tranche Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the Liquidation Preference, together with any accrued but unpaid Distributions, and Additional Amounts, if any, due on the Second Tranche Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, including its article 48 and, when applicable, its article 59 (therefore, the write-down capital conversion power at the point of non-viability) (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as amended or replaced from time to time.

“Business Day” means any day, other than Saturday or Sunday, that is not a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London nor a day when the T2 real-time gross settlement (RTGS) system, owned and operated by the Eurosystem, or any successor thereto, is closed for business.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November, implementing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time.

The public deed of issuance (escritura de emisión) related to the Tier 1 Notes represented hereby was executed on November 17, 2023 before the Notary Public of Madrid, Mr. Rafael Martínez Díe, with the number 5,600 of his records.

IN WITNESS WHEREOF, the Company has caused this Second Tranche Note to be duly executed.

Dated: November        , 2023

BANCO SANTANDER, S.A., as Issuer

By:
Name:
Title:

[Global Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Contingent Convertible Capital Securities of the series designated herein referred to in the within-mentioned Contingent Convertible Capital Securities Indenture.

Dated: November        , 2023

THE BANK OF NEW YORK MELLON, London Branch, as Trustee

By:
Name:
Title:

[Global Note Signature Page]

[REVERSE OF SECURITY]

This Note is one of a duly authorized issue of securities of the Company of the series designated Series 14 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (herein called the “Second Tranche Notes”) issued and to be issued in one or more series under the Contingent Convertible Capital Securities Indenture, dated as of November 21, 2023 (herein called the “Base Indenture”), between the Company, as issuer and The Bank of New York Mellon, London Branch, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of November 21, 2023, among the Company, the Trustee, as Trustee, Paying and Conversion Agent, Calculation Agent and Principal Paying Agent, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Contingent Convertible Capital Securities Registrar (the “First Supplemental Indenture,” and the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the “Contingent Convertible Capital Securities Indenture”) to which Contingent Convertible Capital Securities Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee and the Holders of the Second Tranche Notes and of the terms upon which the Second Tranche Notes are, and are to be, authenticated and delivered. Capitalized terms used herein are used as defined in the Contingent Convertible Capital Securities Indenture unless otherwise indicated. The terms of this the Second Tranche Notes include those stated in the Contingent Convertible Capital Securities Indenture. The Second Tranche Notes are subject to all such terms, and Holders are referred to the Contingent Convertible Capital Securities Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Second Tranche Note and the terms of the Contingent Convertible Capital Securities Indenture, the terms of the Contingent Convertible Capital Securities Indenture will control.

This Second Tranche Note is one of the series designated on the face hereof, initially limited in aggregate Liquidation Preference of $1,350,000,000; provided, that the Company may, from time to time, without the consent of the Holders of the Second Tranche Notes, issue additional Contingent Convertible Capital Securities (“Additional Second Tranche Notes”) under the Contingent Convertible Capital Securities Indenture, having the same ranking and same Distribution Rate, redemption terms and other terms, except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date, as this Second Tranche Note; provided, however, that such Additional Second Tranche Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding Second Tranche Notes unless the Additional Second Tranche Notes are fungible with the Second Tranche Notes for U.S. federal income tax purposes. Any such Additional Second Tranche Notes, together with the Second Tranche Notes, will constitute a single series of securities under the Contingent Convertible Capital Securities Indenture and shall be included in the definition of “Contingent Convertible Capital Securities” in the Base Indenture where the context requires.

Unless previously converted into Common Shares, the payment obligations of the Company under this Second Tranche Note constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of the Company according to Article 281.1 of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3 of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the Company, for so long as the Tier 1 Notes constitute Additional Tier 1 Instruments, rank: (i) pari passu among themselves and with (a) all other subordinated obligations (créditos subordinados) of the Company under Additional Tier 1 Instruments and (b) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the Company’s obligations under Additional Tier 1 Instruments; (ii) junior to (a) any unsubordinated obligations (créditos ordinarios) of the Company, (b) any subordinated obligations (créditos subordinados) of the Company under Tier 2 Instruments and (c) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the Company’s obligations under Additional Tier 1 Instruments; and (iii) senior to (a) any claims for the liquidation amount of the Common Shares and (b) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the Company’s obligations under Additional Tier 1 Instruments.

The obligations of the Company under this Second Tranche Note are subject to the Bail-in Power.

“Additional Tier 1 Capital” means additional tier 1 capital (capital de nivel 1 adicional) in accordance with Chapter 3 (Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at any time, including any applicable transitional, phasing in or similar provisions.

“Additional Tier 1 Instrument” means any instrument of the Company qualifying as Additional Tier 1 Capital in whole or in part from time to time.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“Spanish Insolvency Law” means the restated text of the Spanish Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May, as amended or replaced from time to time.

“Tier 2 Capital” means tier 2 capital (capital de nivel 2) in accordance with Chapter 4 (Tier 2 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at any time, including any applicable transitional, phasing in or similar provisions.

“Tier 2 Instrument” means any instrument of the Company qualifying as Tier 2 Capital in whole or in part from time to time.

The provisions of Section 13.01 of the Contingent Convertible Capital Securities Indenture and Section 2.02(p) of the First Supplemental Indenture shall apply only to rights or claims payable with respect to the Second Tranche Notes and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 7.08 of the Base Indenture, or the rights and remedies of the Trustee in respect thereof.

The Company agrees with respect to this Second Tranche Note and each Holder of this Second Tranche Note, by his or her acquisition of this Second Tranche Note, will be deemed to have agreed to the above-described subordination. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of this Second Tranche Note. In addition, each Holder of this Second Tranche Note by his or her acquisition of this Second Tranche Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of this Second Tranche Note as provided in the Contingent Convertible Capital Securities Indenture and as summarized herein and appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

Notwithstanding any other term of this Second Tranche Note or any other agreements, arrangements, or understandings between the Company and any Holder of the Second Tranche Notes, by its acquisition of this Second Tranche Note, each Holder (which includes each holder of a beneficial interest in this Second Tranche Note) acknowledges, accepts, consents to and agrees:

(i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the Amounts Due on a permanent basis;

•

the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 Instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the Second Tranche Notes, in which case the Holder agrees to accept in lieu of its rights under this Second Tranche Note, any such Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person;

•	the cancellation of this Second Tranche Note or Amounts Due;

•	the amendment of the Distribution payable on this Second Tranche Note, or the date on which the Distribution becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of this Second Tranche Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the Liquidation Preference, together with any accrued but unpaid Distributions, and Additional Amounts, if any, due on the Second Tranche Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, including its article 48 and, when applicable, its article 59 (therefore, the write-down capital conversion power at the point of non-viability) (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as amended or replaced from time to time.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November, implementing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time.

No repayment or payment of Amounts Due, if any, on the Second Tranche Notes, will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

For the avoidance of doubt, the potential write-down or cancellation of all or a portion of the Liquidation Preference of—or Distributions on—this Second Tranche Note or the conversion of this Second Tranche Note into Common Equity Tier 1 Instruments, other security or other obligations in connection with the exercise of any Bail-in Power by the Relevant Resolution Authority is separate and distinct from a conversion following a Trigger Event although these events may occur consecutively. Neither a reduction or cancellation, in part or in full of the Amounts Due on, the conversion thereof into another security or obligation of the Company or another person, as a result of the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Company, nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Second Tranche Notes will be an Enforcement Event.

By its acquisition of this Second Tranche Note, each Holder of this Second Tranche Note (which, for the purposes of this clause, includes each Holder of a beneficial interest in this Second Tranche Note), to the extent permitted by the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to this Second Tranche Note.

Additionally, by its acquisition of this Second Tranche Note, each Holder of this Second Tranche Note acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the Holders of the Second Tranche Notes with respect to any portion of the Second Tranche Notes that are written-down, converted to equity and/or cancelled under the Contingent Convertible Capital Securities Indenture, which authorizes Holders of a majority in aggregate outstanding Liquidation Preference of the outstanding Second Tranche Notes to direct certain actions relating to the Second Tranche Notes; and

(ii) the Contingent Convertible Capital Securities Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the Second Tranche Notes remain outstanding, there will at all times be a Trustee for the Second Tranche Notes in accordance with the Contingent Convertible Capital Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the Base Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Second Tranche Notes remain outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of this Second Tranche Note, each Holder of this Second Tranche Note acknowledges and agrees that neither a cancellation or deemed cancellation of the Liquidation Preference or Distributions (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Second Tranche Notes will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Each Holder of this Second Tranche Note that acquires such Second Tranche Note in the secondary market (including each beneficial owner) shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders of this Second Tranche Note that acquire this Second Tranche Note upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of this Second Tranche Note, including in relation to the Bail-in Power.

By purchasing this Second Tranche Note, each Holder (including each beneficial owner) of this Second Tranche Note shall be deemed to have authorized, directed and requested Clearstream Banking, société anonyme, Euroclear Bank S.A./N.V., DTC and any of their respective direct participants or other intermediary through which it holds this Second Tranche Note to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the Second Tranche Notes as it may be imposed, without any further action or direction on the part of such Holder.

Each Holder of this Second Tranche Note also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to this Second Tranche Note.

Additional terms of this Second Tranche Note, including but not limited to Distributions, redemption, conversion, Enforcement Events, remedies, payment of additional amounts in respect of withholding tax, substitution and variation of this Second Tranche Note upon certain events, and amendment are set forth in the Contingent Convertible Capital Securities Indenture.

The Contingent Convertible Capital Securities Indenture and this Second Tranche Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Section 13.01(a) of the Contingent Convertible Capital Securities Indenture and Section 2.02(p) of the First Supplemental Indenture, which shall be governed by and construed in accordance with the laws of the Kingdom of Spain, and except that the authorization and execution by the Company of the Contingent Convertible Capital Securities Indenture and this Second Tranche Note shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

The Second Tranche Notes and this Second Tranche Note have been issued in the State of New York.